BBQ Holdings, Inc. Reports Results for Second Quarter of Fiscal Year 2020

MINNEAPOLIS, August 12, 2020 – BBQ Holdings, Inc. (NASDAQ: BBQ) (the “Company”), an innovating global owner and operator of restaurants, today reported financial results for the second fiscal quarter ended June 28, 2020.  Note: The second quarter results were affected by the COVID-19 pandemic as well as federal and state level mandates requiring restaurants to limit or eliminate in-store dining.

Second Quarter 2020 Highlights:

●	Company-owned Famous Dave’s second quarter same store net sales decreased 22.9% compared to second quarter 2019.
●	Franchise-operated same store net sales decreased 31.5%.
●	Same store to-go sales increased 106.0% at Company-owned Famous Dave’s restaurants.
●	Granite City second quarter same store net sales decreased 65.5% compared to second quarter 2019, however, Granite City same store sales grew from $0.9 million in the month of April 2020 to $3.4 million in the month of June 2020 as dine-in restrictions have eased.
●	Net loss of $6.3 million, driven by reduced sales due to COVID-related restrictions and a one-time impairment charge of $4.8 million.
●	Adjusted EBITDA, a non-GAAP measure was ($1.1) million.
●	Same store sales at our Famous Dave’s restaurants decreased 7.4% while same store sales at our Granite City restaurants decreased 33% during the four weeks ended July 26, 2020 compared to the same four week period in 2019.
●	Entered into two franchise agreements with existing franchisee, PDX Partners, to offer Famous Dave’s food via delivery service providers and take-out in their Johnny Carino’s locations in Downey, CA and Modesto, CA.
●	Entered into a franchising agreement with a new franchisee, DCI Colorado Springs #2, Inc. to co-brand their Texas T-Bone Steakhouse in Colorado Springs, CO with Famous Dave’s.

Executive Comments

Jeff Crivello, CEO, commented, “The quarter has been challenging with the continual changes in state and local dining restrictions.  I am proud of how our team has worked to navigate these changes in a quick and responsible manner for our guests and our shareholders.  Famous Dave’s stores have been performing well through the numerous changes and have continued to increase our to-go business through strong social media marketing as well as the use of our delivery service providers.  We are hopeful that dine-in sales at the Famous Dave’s stores will provide incremental sales as restrictions are lifted and override catering sales which are slowly coming back.  Granite City Food & Brewery is a concept that relies much more heavily on dine-in sales and the initial to-go-only restrictions severely hampered sales at these locations.  The Granite City brand has seen a significant increase in sales as dine-in restrictions have lifted and we believe that the uptick in sales will continue so long as restrictions continue to ease.  In most of the locations in which we operate, we are able to operate at 50% legal capacity.  While we have been prudent in managing our cash as the stores reopen, we continue to be concerned about the future direction of the Covid-19 pandemic and will, therefore, continue to manage our cash appropriately.  We are very pleased to see the resiliency of Famous Dave’s during this pandemic and that other restaurant groups are looking to team with us based on our recently executed franchise agreements.”

Key Operating Metrics

	Three Months Ended		Six Months Ended
	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019
Restaurant count:
Franchise-operated	95	107	95	107
Company-owned	50	29	50	29
Total	145	136	145	136
Same store net restaurant sales %:
Franchise-operated, domestic	(31.0)%	0.7%	(22.3)%	0.7%
Franchise-operated, international	(54.4)%	(5.8)%	(37.9)%	(9.4)%
Franchise-operated total	(31.5)%	0.5%	(22.7)%	0.5%
Company-owned	(22.9)%	0.6%	(11.5)%	2.6%
Total	(30.0)%	0.5%	(20.6)%	1.0%

(in thousands, expect per share data)

System-wide restaurant sales(1)	$66,753	$90,623	$136,666	$173,363

Net income attributable to shareholders	$(6,252)	$1,040	$7,455	$1,122
Adjusted net income attributable to shareholders(2)	(1,902)	1,426	(3,740)	2,061

Net (loss) income attributable to shareholders, per diluted share	$(0.68)	$0.11	$0.82	$0.12
Adjusted net income attributable to shareholders, per diluted share(2)	(0.21)	0.15	(0.41)	0.22

Adjusted EBITDA(2)	$(1,070)	$2,446	$(1,527)	$3,477

(1)	System-wide restaurant sales include sales for all Company-owned and franchise-operated restaurants, as reported by franchisees. Restaurant sales for franchise-operated restaurants are not revenues of the Company and are not included in the Company’s consolidated financial statements.
(2)	Adjusted net income (loss) from continuing operations and adjusted EBITDA are non-GAAP measures. A reconciliation of all non-GAAP measures to the most directly comparable GAAP measure is included in the accompanying financial tables. See “Non-GAAP Reconciliation.”

Second Quarter 2020 Review

Total revenue for the second quarter of 2020 was $27.1 million, up 28.2% from the second quarter of 2019. The increase in year-over-year restaurant net sales for the quarter ended June 28, 2020 was driven primarily by the addition of 18 Granite City restaurants and a Clark Crew BBQ and Real Urban Barbecue restaurant.

On a weighted basis, Company-owned Famous Dave’s same-store net sales for our to-go line of business increased 106.0% in the second quarter of fiscal 2020 as compared to the prior year period, offset by a decrease in of 77.8% in net catering sales and 86.8% in dine-in sales due to federal, state and local mandates prohibiting large group gatherings and in-store dining in an attempt to reduce the spread of  COVID-19.

Restaurant-level operating margin, as a percentage of restaurant net sales, for Company-owned restaurants was 0.4 in the second quarter of fiscal 2020 compared to 3.4% in the second quarter of fiscal 2019. This decline in restaurant-level operating margin was primarily a result of acquisitions of new stores and the decline in same store sales in the second quarter of 2020.

General and administrative expenses for the quarter ended June 28, 2020 and June 30, 2019 represented approximately 14.0% and 11.3% of total revenues, respectively. The increase in general and administrative expenses as a percentage of revenue in the second quarter of 2020 was due primarily to the decrease in sale as a result of COVID-19 as well as the integration of the operations of the 18 Granite City restaurants we acquired in March 2020.

Net loss attributable to shareholders was approximately $6.3 million, or $0.68 per share, in the second quarter of fiscal 2020 compared to net income of 1.0 million, or $0.11 per share, in the second quarter of fiscal 2019.  Adjusted net loss attributable to shareholders, a non-GAAP measure, was approximately $3.3 million, or $0.36 per share, compared to adjusted net income attributable to shareholders of approximately $1.4 million, or $0.16 per share, in the second quarter of fiscal 2019. A reconciliation between adjusted net income attributable to shareholders and its most directly comparable GAAP measure is included in the accompanying financial tables.

About BBQ Holdings

BBQ Holdings, Inc. (NASDAQ: BBQ) BBQ Holdings is a national restaurant company engaged in the ownership and operation of casual and fast dining restaurants.  As of August 12, 2020, BBQ Holdings had four brands with 145 overall locations in 33 states and three countries, including 50 company-owned and 95 franchise-operated restaurants. While BBQ Holdings continues to diversify its ownership in the restaurant community, it was founded with the principle of combining the “art and science” of barbecue to serve up the very best of the best to barbecue lovers everywhere. BBQ Holdings, through partnerships, has extended Travis Clark’s award-winning line of barbecue sauces, rubs and seasonings into the retail market. Along with a wide variety of BBQ favorites served at their BBQ restaurants, BBQ Holdings newest addition, Granite City Food and Brewery, offers award winning craft beer and a made-from-scratch, chef driven menu featuring contemporary American cuisine.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company uses non-GAAP measures including those indicated below. These non-GAAP measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s consolidated financial statements and are subject to inherent limitations. By providing non-GAAP measures, together with a reconciliation to the most comparable GAAP measure, the Company believes that it is enhancing investors’ understanding of the Company’s business and results of operations. These measures are not intended to be considered in isolation of, as substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP. The non-GAAP measures presented may be different from the measures used by other companies. The Company urges investors to review the reconciliation of its non-GAAP measures to the most directly comparable GAAP measure, included in the accompanying financial tables.

Adjusted net income attributable to shareholders is net income attributable to shareholders, plus asset impairment, estimated lease termination charges and other closing costs, settlement agreements, net (loss) gain on disposal of equipment, stock-based compensation, severance, acquisition costs, and the related tax impact. This number is divided by the weighted-average number of diluted shares of common stock outstanding during each period presented to arrive at adjusted net income, per share. Adjusted EBITDA is net income (loss), plus asset impairment, estimated lease termination charges and other closing costs, settlement agreements, depreciation and amortization, interest expense, net, net (loss) gain on disposal of equipment, stock-based compensation, severance, acquisition costs and provision (benefit) for income taxes.

Forward-Looking Statements

Statements in this press release that are not strictly historical, including but not limited to statements regarding the timing of the Company’s restaurant openings, the timing of refreshes and the timing or success of refranchising plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from expected results. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectation will be attained. Factors that could cause actual results to differ materially from the Company’s expectation include the impact of the COVID-19 virus pandemic, financial performance, restaurant industry conditions, execution of restaurant development and construction programs, franchisee performance, changes in local or national economic conditions, availability of financing, governmental approvals and other risks detailed from time to time in the Company’s SEC reports.

Contact:Jeff Crivello – Chief Executive Officer
952-294-1300

Darrow Associates, Inc.
Peter Seltzberg – Managing Director
516-419-9915
pseltzberg@darrowir.com

BBQ HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019
Revenue:
Restaurant sales, net	$24,306	$16,898	$44,624	$27,212
Franchise royalty and fee revenue	1,951	3,447	4,475	6,651
Franchisee national advertising fund contributions	242	471	524	880
Licensing and other revenue	580	312	926	578
Total revenue	27,079	21,128	50,549	35,321

Costs and expenses:
Food and beverage costs	7,717	5,325	14,471	8,685
Labor and benefits costs	8,066	5,819	15,787	9,776
Operating expenses	8,421	5,187	14,662	8,356
Depreciation and amortization expenses	1,378	515	2,423	779
General and administrative expenses	3,803	2,377	6,835	4,894
National advertising fund expenses	242	471	524	880
Asset impairment, estimated lease termination charges and other closing costs, net	4,779	97	4,952	504
Pre-opening expenses	2	—	27	—
Gain on disposal of property, net	(100)	(140)	(577)	(146)
Total costs and expenses	34,308	19,651	59,104	33,728

(Loss) income from operations	(7,229)	1,477	(8,555)	1,593

Other income (expense):
Interest expense	(330)	(288)	(540)	(359)
Interest income	152	33	286	87
Gain on bargain purchase	(689)	—	13,675	—
Total other (expense) income	(867)	(255)	13,421	(272)

(Loss) income before income taxes	(8,096)	1,222	4,866	1,321

Income tax benefit (expense)	1,897	(182)	2,246	(199)

Net (loss) income	(6,199)	1,040	7,112	1,122
Net (income) loss attributable to non-controlling interest	(53)	—	343	—
Net (loss) income attributable to shareholders	$(6,252)	$1,040	$7,455	$1,122

(Loss) income per common share:
Basic net (loss) income per share attributable to shareholders	$(0.68)	$0.11	$0.82	$0.12
Diluted net (loss) income per share attributable to shareholders	$(0.68)	$0.11	$0.82	$0.12
Weighted average shares outstanding - basic	9,138	9,093	9,132	9,089
Weighted average shares outstanding - diluted	9,138	9,278	9,132	9,191

BBQ HOLDINGS, INC. AND SUBSIDIARIES

OPERATING RESULTS

(unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019
Food and beverage costs(1)	31.7%	31.5%	32.4%	31.9%
Labor and benefits costs(1)	33.2%	34.4%	35.4%	35.9%
Operating expenses(1)	34.6%	30.7%	32.9%	30.7%
Restaurant level operating margin(1)(3)	0.4%	3.4%	(0.7)%	1.5%
Depreciation and amortization expenses(2)	5.1%	2.4%	4.8%	2.2%
General and administrative expenses(2)	14.0%	11.3%	13.5%	13.9%
(Loss) income from operations(2)	(26.7)%	7.0%	(16.9)%	4.5%

(1)	As a percentage of restaurant sales, net
(2)	As a percentage of total revenue
(3)	Restaurant level margins are equal to restaurant sales, net, less restaurant level food and beverage costs, labor and benefit costs, and operating expenses.

BBQ HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

ASSETS
Current assets:	June 28, 2020	December 29, 2019
Cash and cash equivalents	$19,919	$5,325
Restricted cash	758	761
Accounts receivable, net of allowance for doubtful accounts of $137,000 and $132,000, respectively	4,619	4,379
Inventories	2,596	1,346
Prepaid income taxes and income taxes receivable	285	264
Prepaid expenses and other current assets	1,503	1,356
Assets held for sale	3,911	2,842
Total current assets	33,591	16,273

Property, equipment and leasehold improvements, net	33,645	19,756

Other assets:
Operating lease right-of-use assets	66,540	25,962
Goodwill	651	640
Intangible assets, net	10,231	2,213
Deferred tax asset, net	4,061	6,646
Other assets	1,670	1,591
	$150,389	$73,081

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,259	$3,967
Current portion of lease liabilities	6,068	4,230
Current portion of long-term debt	8,854	616
Accrued compensation and benefits	2,341	2,694
Other current liabilities	8,798	4,975
Total current liabilities	32,320	16,482

Long-term liabilities:
Lease liabilities, less current portion	67,598	26,957
Long-term debt, less current portion	20,037	6,258
Other liabilities	1,300	1,610
Total liabilities	121,255	51,307

Shareholders’ equity:
Common stock, $.01 par value, 100,000 shares authorized, 9,282 and 9,272 shares issued and outstanding at June 28, 2020 and December 29, 2019, respectively	93	93
Additional paid-in capital	8,104	7,856
Retained earnings	21,878	14,423
Total shareholders’ equity	30,075	22,372
Non-controlling interest	(941)	(598)
Total equity	29,134	21,774
	$150,389	$73,081

BBQ HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended
	June 28, 2020	June 30, 2019
Cash flows from operating activities:
Net income	$7,112	$1,122
Adjustments to reconcile net income to cash flows provided by operations:
Depreciation and amortization	2,423	779
Stock-based compensation	248	223
Net gain on disposal	(577)	(146)
Asset impairment, estimated lease termination charges and other closing costs, net	4,710	469
Gain on bargain purchase	(13,675)	—
Deferred income taxes	(2,295)	(6)
Other non-cash items	547	43
Changes in operating assets and liabilities:
Accounts receivable, net	(240)	(422)
Other assets	(1,991)	(411)
Accounts payable	2,292	321
Accrued and other liabilities	964	481
Cash flows (used for) provided by operating activities	(482)	2,453

Cash flows from investing activities:
Proceeds from the sale of assets	—	6
Purchases of property, equipment and leasehold improvements	(2,000)	(1,242)
Payments for acquired restaurants	(4,952)	(4,265)
Advances on notes receivable	—	(150)
Payments received on note receivable	12	8
Cash flows used for investing activities	(6,940)	(5,643)

Cash flows from financing activities:
Proceeds from long-term debt	22,058	—
Payments for debt issuance costs	(45)	(54)
Payments on long-term debt	—	(176)
Cash provided by (used for) financing activities	22,013	(230)

Increase (decrease) in cash, cash equivalents and restricted cash	14,591	(3,420)
Cash, cash equivalents and restricted cash, beginning of period	6,086	12,440
Cash, cash equivalents and restricted cash, end of period	$20,677	$9,020

BBQ HOLDINGS, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
(dollars in thousands)	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019
Net income attributable to shareholders	$(6,252)	$1,040	7,455	1,122
Asset impairment and estimated lease termination charges and other closing costs	4,779	97	4,952	504
Net gain on disposal of equipment	(100)	(140)	(577)	(146)
Stock-based compensation	111	140	248	223
Acquisition costs	(13)	357	(75)	521
Pre-opening costs	2	-	27	-
Severance	2	—	30	3
Gain on bargain purchase	689	—	(13,675)	—
Tax adjustment	(1,120)	(68)	(2,125)	(166)
Adjusted net income	$(1,902)	$1,426	$(3,740)	$2,061
Basic adjusted net income per common share	$(0.21)	$0.16	$(0.41)	$0.23
Diluted adjusted net income per common share	$(0.21)	$0.15	$(0.41)	$0.22

Weighted average common share outstanding - basic	9,138	9,093	9,132	9,089
Weighted average common share outstanding - diluted	9,138	9,278	9,132	9,191

Net income	$(6,199)	$1,040	$7,112	$1,122
Asset impairment and estimated lease termination charges and other closing costs	4,779	97	4,952	504
Depreciation and amortization	1,378	515	2,423	779
Interest expense, net	178	255	254	272
Net (gain) loss on disposal of equipment	(100)	(140)	(577)	(146)
Stock-based compensation	111	140	248	223
Acquisition costs	(13)	357	(75)	521
Pre-opening costs	2	—	27	—
Severance	2	—	30	3
Gain on bargain purchase	689	—	(13,675)	—
Provision for income taxes	(1,897)	182	(2,246)	199
Adjusted EBITDA	$(1,070)	$2,446	$(1,527)	$3,477